SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                      MONTHLY PERIOD ENDING APRIL 30, 1998
                                            --------------
                      BANK OF AMERICA NATIONAL ASSOCIATION
                    BA MASTER CREDIT CARD TRUST SERIES 1996-A


      1.  The aggregate amount of the Investor Percentage
          of Collections of Principal Receivables................$ 64,161,583.82
                                                                  --------------

      2.  The aggregate amount of the Investor Percentage
          of Collections of Finance Charge Receivables
          (excluding Interchange)................................$  7,457,544.24
                                                                  --------------

      3.  The aggregate amount of the Investor Percentage
          of Interchange.........................................$    760,376.68
                                                                  --------------

      4.  The aggregate amount of Servicer Interchange...........$    416,666.67
                                                                  --------------

      5.  The aggregate amount of funds on deposit in
          Finance Charge Account allocable to the Series
          1996-A Certificates................................... $  7,801,254.25
                                                                  --------------

      6.  The aggregate amount of funds on deposit in
          the Principal Account allocable to the Series
          1996-A  Certificates...................................$ 64,161,583.82
                                                                  --------------

      7.  The aggregate amount of funds on deposit in
          the Principal Funding Account allocable to
          the Series 1996-A Certificates.........................$          0.00
                                                                  --------------

      8.  The aggregate amount to be withdrawn from the
          Finance Charge Account and paid in accordance
          with the Loan Agreement pursuant to Section 4.11.......$          0.00
                                                                  --------------

      9.  The excess, if any, of the Required Collateral
          Interest over the Collateral Interest..................$          0.00
                                                                  --------------

     10.  The Collateral Interest on the Transfer Date
          of the current calendar month, after giving
          effect to the deposits and withdrawals specified
          above, is equal to.....................................$ 40,000,000.00
                                                                  --------------

     11. The amount of Monthly Interest, Deficiency
         Amounts and Additional Interest payable to the
         (i)  Class A Certificateholders.........................$  2,061,351.56
                                                                  --------------

         (ii) Class B Certificateholders.........................$    161,044.27
                                                                  --------------

         (iii)Collateral Interest Holder.........................$    201,875.00
                                                                  --------------

     12. The amount of principal payable to the
         (i)  Class A Certificateholders.........................$          0.00
                                                                  --------------

         (ii) Class B Certificateholders.........................$          0.00
                                                                  --------------

         (iii)Collateral Interest Holder.........................$          0.00
                                                                  --------------

     13. The sum of all amounts payable to the
         (i)  Class A Certificateholders.........................$  2,061,351.56
                                                                  --------------

         (ii) Class B Certificateholders ........................$    161,044.27
                                                                  --------------

         (iii)Collateral Interest Holder.........................$    201,875.00
                                                                  --------------

     14. To the knowledge of the undersigned, no Series
         1996-A Pay Out Event or Trust Pay Out Event has occurred except as described below:

                                    None



                   IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 12th day of MAY, 1998.
                                              ----        ---------

                                 BANK OF AMERICA NATIONAL ASSOCIATION

                                 Transferor and Servicer


                                 By:  /s/ MARGARET A. SPRUDE
                                      --------------------------------------
                                      Name: Margaret A. Sprude
                                      Title:   SVP & Chief Financial Officer